As filed with the Securities and Exchange Commission on March 5, 2001

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ---------------------------

                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           ILLINOIS                                                 36-3873352
(State or Other Jurisdiction        727 NORTH BANK LANE            IRS Employer
    of Incorporation or       LAKE FOREST, ILLINOIS 60045-1951    Identification
        Organization)                 (847) 615-4096                  Number)
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                DAVID A. DYKSTRA
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

      The Commission is requested to send copies of all communications to:

                             JENNIFER R. EVANS, ESQ.
                             MARY C. WAGHORNE, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                          CHICAGO, ILLINOIS 60601-1003
                                 (312) 609-7500

         Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
      Title of Each Class of          Amount to be     Proposed Maximum Offering        Proposed Maximum          Amount of
   Securities to be Registered         Registered         Price Per Share (1)      Aggregate Offering Price(1) Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value*        155,433                  $15.00                    $2,331,495              $582.88
================================================================================================================================

* Including the preferred share purchase rights associated therewith.
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) based upon the exercise price of the Warrants.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 5, 2001

PROSPECTUS

                         WINTRUST FINANCIAL CORPORATION

                         155,433 Shares of Common Stock

         Wintrust Financial Corporation is offering for sale from time to time up to 155,433 shares of our common stock under this prospectus solely to persons holding warrants to purchase Wintrust common stock. The shares will be issued upon exercise of the warrants. The warrants are currently exercisable at prices of $14.85 or $15.00 per share as specified in the warrant certificates. We will receive the proceeds from the sale of common stock upon exercise of the warrants if and when such warrants are exercised. The warrants expire on various dates from December 2002 through December 2006, as specified in the related warrant certificates. The holders of the warrants may exercise the warrants to purchase shares at any time before the warrants expire, but are under no obligation to exercise them.

         Wintrust's common stock is traded on the Nasdaq National Market under the symbol "WTFC." On March 2, 2001, the closing price for the common stock as reported on Nasdaq was $18.4375 per share.

         YOU SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         THE SHARES OF COMMON STOCK THAT ARE BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March ____, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS.........................................................2

SUMMARY.......................................................................3

RISK FACTORS..................................................................6

USE OF PROCEEDS...............................................................8

TRANSFER AGENT................................................................9

LEGAL MATTERS.................................................................9

EXPERTS.......................................................................9

WHERE YOU CAN FIND MORE INFORMATION...........................................9

DOCUMENTS INCORPORATED BY REFERENCE..........................................10


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission; it provides you with a general description of the securities offered. You should read this prospectus together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference."

                                     SUMMARY

         This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference in this prospectus.

                         WINTRUST FINANCIAL CORPORATION

         Wintrust Financial Corporation, an Illinois corporation, is a bank holding company headquartered in Lake Forest, Illinois, with total assets of approximately $2.1 billion at December 31, 2000. Wintrust engages in community banking and specialty lending businesses through seven banking subsidiaries and three other operating subsidiaries. Our banks are Lake Forest Bank and Trust Company; Hinsdale Bank and Trust Company; North Shore Community Bank and Trust Company; Libertyville Bank and Trust Company; Barrington Bank and Trust Company, N.A.; Crystal Lake Bank and Trust Company, N.A.; and Northbrook Bank and Trust Company. First Insurance Funding Corporation (formerly First Premium Services, Inc.) is a commercial insurance premium finance company; Wintrust Asset Management Company, N.A. is a trust company subsidiary; and Tricom, Inc., provides financial and administrative services to the temporary staffing industry.

         Wintrust currently provides community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 29 banking facilities. The table below provides information regarding each of our banks and their respective markets.

                                                  TOTAL ASSETS       CHICAGO-AREA
                                              AT DECEMBER 31, 2000    COMMUNITIES         NUMBER
           BANK               DATE OPENED        (IN THOUSANDS)          SERVED       OF FACILITIES
--------------------------   -------------    --------------------   ------------     -------------
Lake Forest                  December 1991           $581,401        Lake Forest            5
                                                                     Lake Bluff             1
                                                                     Highwood               1

Hinsdale                     October 1993            $400,614        Hinsdale               2
                                                                     Clarendon Hills        1
                                                                     Western Springs        1
                                                                     Burr Ridge            --

North Shore Community        September 1994          $450,066        Wilmette               3
                                                                     Kenilworth            --
                                                                     Glencoe                2
                                                                     Winnetka               1
                                                                     Skokie                 1

Libertyville                 October 1995            $287,015        Libertyville           3
                                                                     Mundelein             --
                                                                     Vernon Hills          --
                                                                     Wauconda               2

Barrington                   December 1996           $241,000        Barrington             1
                                                                     Barrington Hills      --
                                                                     Lake Barrington       --
                                                                     North Barrington      --
                                                                     South Barrington      --
                                                                     Inverness             --

Crystal Lake                 December 1997           $124,675        Crystal Lake           3
                                                                     McHenry                1

Northbrook                   November 2000            $22,154        Northbrook             1

         Each of Wintrust's banking subsidiaries was founded as a de novo banking organization (which means started new) within the last ten years. The organizational efforts began in 1991, when a group of experienced bankers and local business people identified an unfilled niche in the Chicago metropolitan area community banking market. As large banks acquired smaller ones and personal service was subjected to consolidation strategies, opportunities arose in affluent suburbs for locally owned and operated banks emphasizing personal service. In pursuit of this strategic opportunity, the group founded Lake Forest Bank in December 1991 to serve the Lake Forest and Lake Bluff communities. Thereafter, as desirable locations were procured in other attractive communities where management successfully recruited locally known, experienced bank officers, our other banks were organized with the participation of local residents and business leaders in those communities.

         Through First Insurance Funding, Wintrust originates commercial insurance premium finance loans on a national basis. The majority of these loans are being purchased by our banks in order to fulfill the lending capacity of the Banks, although from time to time we have sold a portion of new receivables to an unrelated third party. The loans originated by First Insurance Funding provide our banks with attractive yielding assets as a supplement to their lending activities. First Insurance Funding, which commenced operations approximately ten years ago, is headquartered in Northbrook, Illinois. Based on limited industry data available and First Insurance Funding management's experience in the industry, management estimates that First Insurance Funding is one of the largest premium finance companies operating in the United States. First Insurance Funding's loan volume exceeded $1 billion during 2000. These loans are originated by First Insurance Funding, working with independent medium and large insurance agents and brokers throughout the United States. Insurance premiums are financed primarily for commercial customers' purchases of liability, property and casualty and other commercial insurance.

         We acquired Tricom, Inc., a financial and administrative service bureau to the temporary staffing industry, on October 26, 1999. Tricom provides high-yielding, short-term accounts receivable financing and value-added, out-sourced administrative services, such as data processing of payrolls, billing and cash management services. Tricom's clients, located throughout the United States, provide staffing services to businesses in diversified industries. Wintrust's funding resources provide Tricom access to the additional capital necessary to expand financing services in a national market. During 2000, Tricom processed payrolls with associated billings of approximately $250 million.

         Wintrust conducts trust operations through Wintrust Asset Management, a separate subsidiary that began operations on September 30, 1998, to expand Wintrust's trust services in the communities served by our banks. We employ experienced trust personnel and offer a full range of trust and investment services at Lake Forest Bank, North Shore Community Bank, Hinsdale Bank and Barrington Bank. Prospective trust and investment customers at the other three banks are currently being served on an appointment basis.

         Wintrust has grown rapidly during the past few years; its banks have been among the fastest growing community-oriented de novo banking operations in the country. The historical financial performance of Wintrust has been affected by costs associated with growing market share in deposits and loans, opening new banking facilities and building an experienced management team. Wintrust's financial performance over the past five years generally reflects the improving profitability of our operating subsidiaries as they mature, offset by the significant costs of opening new banks and branch offices. Wintrust's experience has been that it generally takes from 13 to 24 months for new banking facilities to first achieve operational profitability.

         While committed to a continuing growth strategy, management's current focus is to balance further asset growth with earnings growth. A key aspect of our strategy is to continue to pursue specialized earning-asset niches and to manage the mix of our earning assets so that loans are maintained within a target range of 85% to 90% of our deposit funds. To date, Wintrust has identified and finances loans in several specialized asset niches to enhance its loan-to-deposit ratio, including premium finance loans originated by First Insurance Funding, indirect auto loans, mortgage warehouse lending, medical and municipal equipment leasing, and, more recently, homeowners and condominium association lending.

         Our principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois 60045-1951, and our telephone number is (847) 615-4096.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Wintrust intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements may include, among other things:

         o statements related to projected growth; anticipated improvements in earnings, earnings per share, and other financial performance measures and management's long term performance goals;

         o statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

         o statements relating to Wintrust's business and growth strategies, including potential acquisitions; and

         o    any other statements which are not historical facts.

         Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectation of future results, performance or achievements expressed or implied by such forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this prospectus.

                                  RISK FACTORS

         An investment in our common stock involves a number of risks. The discussion below describes the most significant risk factors related to the offering. You should carefully consider these risks and uncertainties before deciding to invest in our common stock. If any of these risks or uncertainties actually occur, our business could be adversely affected. In that event, the trading price of our common stock could decline and you could lose all or a part of your investment. This prospectus and the information incorporated into it by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those described below and elsewhere in the documents incorporated by reference in this prospectus.

DE NOVO OPERATIONS AND BRANCH OPENINGS IMPACT OUR PROFITABILITY.

         Wintrust's historical results have been impacted by its strategy of de novo bank formations and branch openings through which Wintrust has built an infrastructure that management believes can support additional internal growth in our banks' respective markets. To expand into additional communities in and around Chicago, Wintrust may undertake additional de novo bank formations or branch openings. Based on Wintrust's experience, management believes that it generally takes from 13 to 24 months for new banking facilities to first achieve operational profitability, due to the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets. Wintrust Asset Management, which we formed on September 30, 1998, and Northbrook Bank and Trust Company, which opened in November, 2000, are not yet operating profitably.

         The level of reported net income, return on average equity and return on average assets for Wintrust will in the near term continue to be impacted by start-up costs associated with our de novo bank and branching operations and the start-up of Wintrust Asset Management. To the extent Wintrust undertakes additional branching and de novo bank and business formations, we are likely to continue to experience the effects of higher operating expenses relative to operating income from the new operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR ACQUISITION STRATEGY.

         Although Wintrust has historically grown through de novo bank formations and the establishment of new branch offices, our strategic plan also includes potential acquisition of other financial institutions in attractive markets and potential acquisitions of specialty lending or commercial or consumer finance businesses that offer unique earning asset niches. Growth through acquisition may offer Wintrust the opportunity to increase market share in existing and new markets without incurring the full earnings impact of start-up operations. However, there can be no assurance that potential acquisitions will be available on terms acceptable or favorable to us or that we will be able to obtain the required regulatory approvals for any proposed acquisitions. There also can be no assurance that we will be able to successfully integrate, operate and manage any business that we acquire so as to maintain or increase profitability.

WE RELY HEAVILY ON OUR MANAGEMENT TEAM, AND THE UNEXPECTED LOSS OF KEY MANAGERS MAY ADVERSELY AFFECT OUR OPERATIONS.

         Our success to date has been influenced strongly by our ability to attract and to retain senior management experienced in banking and financial services. Our ability to retain executive officers and the current management teams of each of our banks, First Insurance Funding, Tricom and Wintrust Asset

Management, will continue to be important to successful implementation of our strategies. It is also critical, as we grow, to be able to attract and retain qualified additional senior and middle management. We do not currently maintain key-man life insurance policies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

         We have entered into employment agreements with Edward J. Wehmer, our chief executive officer, as well as with other executive management and key officers of our subsidiaries. The agreements provide for, among other things, certain non-competition agreements, severance arrangements and benefits.

OUR ALLOWANCE FOR LOAN LOSSES MAY PROVE TO BE INSUFFICIENT TO ABSORB POTENTIAL LOSSES IN OUR LOAN PORTFOLIO.

         Wintrust's allowance for possible loan losses is established in consultation with management of its operating subsidiaries and is maintained at a level considered adequate by management to absorb loan losses that are inherent in the portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond our control, and such losses may exceed current estimates. Rapidly growing and de novo bank loan portfolios are, by their nature, unseasoned. As a result, estimating loan loss allowances for our banks is more difficult, and therefore the banks may be more susceptible to changes in estimates, and to losses exceeding estimates, than banks with more seasoned loan portfolios. Although management believes that the allowance for possible loan losses is adequate to absorb losses on any existing loans that may become uncollectible, there can be no assurance that the allowance for possible loan losses will prove sufficient to cover actual loan losses in the future. At December 31, 2000, our allowance for possible loan losses as a percentage of total loans was 0.67% and as a total of non-performing loans was 107.75%.

         A significant portion of Wintrust's assets are comprised of insurance premium finance receivables that Wintrust generates through First Insurance Funding. These loans, intended to enhance the average yield of earning assets of the banks, may involve a different, and possibly higher, level of risk of delinquency or collection than generally associated with loan portfolios of more traditional community banks.

WE MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES.

         Our earnings are derived from the operations of our subsidiaries, and we are principally dependent on net interest income, calculated as the difference between interest earned on loans and investments and the interest expense paid on deposits and other borrowings. Like other banks and financial institutions, Wintrust's interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve. Changes in the economic environment may influence the growth rate of loans and deposits, the quality of the loan portfolio and loan and deposit pricing. While management has taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk. If market interest rates should move contrary to our "gap" position on interest earning assets and interest bearing liabilities, the "gap" will work against us and our net interest income may be negatively affected. Measured as of December 31, 2000, our short-term gap position was relatively neutral in that the level of our interest-sensitive assets that reprice within one year approximately matched the level of our liabilities that reprice within the same period when adjusted for the effect of interest rate cap contracts that we have entered into. Measured as of the same date, we were slightly asset sensitive for the one- to five-year time frame. While this would suggest that we would generally benefit from rising interest rates, there can be no assurance that a dramatic change in the interest rate environment will not adversely affect our results.

OUR FUTURE SUCCESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE BANKING INDUSTRY.

         The financial services business is highly competitive, and Wintrust encounters strong direct competition for deposits, loans and other financial services in all of its market areas. Wintrust's principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, private issuers of debt obligations and suppliers of other investment alternatives, such as securities firms. Many of Wintrust's non-bank competitors are not subject to the same degree of regulation as that imposed on bank holding companies, federally insured banks and national or Illinois chartered banks. As a result, such non-bank competitors have advantages over Wintrust in providing certain services. In addition, in recent years, several major multi-bank holding companies have entered or expanded in the Chicago metropolitan market. Generally, these financial institutions are significantly larger than Wintrust and have greater access to capital and other resources. In addition, our ability to compete effectively in the marketplace is also dependent on our ability to adapt successfully to technological changes within the banking and financial services industries.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY THE HIGHLY REGULATED ENVIRONMENT IN WHICH WE OPERATE.

         Wintrust, our banks and our trust company subsidiary are subject to extensive federal and state legislation, regulation and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have or may have significant impact on the financial services industry. Some of the legislative and regulatory changes may benefit Wintrust, the banks and Wintrust Asset Management; others, however, may increase our costs of doing business and, as a result, advantage our competitors.

THE FUTURE SALES OF OUR COMMON STOCK OR OTHER SECURITIES MAY DILUTE THE VALUE OF THE COMMON STOCK.

         The board of directors has the authority, without action or vote of the shareholders, to issue all or part of any authorized but unissued shares of common stock, including shares authorized but unissued under our stock option plans. In the future, we may need to issue additional securities, through public or private offerings, in order to raise additional capital to support our growth. Any such issuance will dilute the percentage of ownership interest of shareholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms.

                                 USE OF PROCEEDS

         We will receive the proceeds from the sale of 155,433 shares of our common stock if and when the warrants are exercised. The holders of the warrants are under no obligation to exercise the warrants. The net proceeds from the sale of 155,433 shares is estimated to be approximately $2.3 million (assuming all of the warrants are exercised) after deducting estimated registration, legal, accounting and miscellaneous fees and expenses of approximately $25,000. We expect to use the proceeds, if any, from such warrant exercises for general corporate purposes.

                                 TRANSFER AGENT

         The transfer agent for our common stock is Illinois Stock Transfer Company, 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606.

                                  LEGAL MATTERS

         Certain legal matters relating to the common stock offered by this prospectus have been passed upon for us by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements of Wintrust as of and for the year ended December 31, 1999, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference in our Annual Report. These consolidated financial statements are incorporated by reference in this prospectus in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

         The consolidated financial statements of Wintrust as of December 31, 1998, and for the years ended December 31, 1998 and 1997, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as stated in their report incorporated by reference in our Annual Report. Those consolidated financial statements are incorporated by reference into this prospectus in reliance upon that report and the authority of KPMG LLP as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is a part of a Registration Statement on Form S-3 filed by Wintrust with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Wintrust and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

         We file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also copy and inspect these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at 75 Park Place, Room 1400, New York, New York 10007. The Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 may also provide, at prescribed rates, copies of such material. Please call the SEC at 1-800-SEC-0330 for further information. The reports that we file with the SEC are also available on our web site at http://www.wintrust.com.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus.

         Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below:

         (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000;

         (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000;

         (3) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the SEC on August 14, 2000;

         (4) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the SEC on November 14, 2000;

         (5) our Current Report on Form 8-K dated January 24, 2000, filed with the SEC on February 11, 2000;

         (6) our Current Report on Form 8-K dated January 27, 2000, filed with the SEC on February 11, 2000;

         (7) our Current Report on Form 8-K dated September 7, 2000, filed with the SEC on September 25, 2000;

         (8) our Current Report on Form 8-K dated January 22, 2001, filed with the SEC on February 14, 2001; and

         (9) The descriptions of (a) our Common Stock contained in our Registration Statement on Form 8-A dated January 3, 1997, and (b) the associated preferred share purchase rights contained in our Registration Statement on Form 8-A dated August 28, 1998.

         We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the shares offered by this prospectus are sold.

         You may request, and we will provide, a copy of these filings at no cost by contacting David A. Dykstra, our Chief Financial Officer, in writing at the following address and phone number: Wintrust Financial Corporation, 727 North Bank Lane, Lake Forest, Illinois 60045-1951, (847) 615-4096.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered. All of such expenses will be paid by Wintrust. All of the amounts shown are estimates, except for the SEC registration fee and the Nasdaq National Market filing fees:


     SEC registration fee...............................           $  583
     Nasdaq National Market filing fee..................            2,000
     Accounting fees and expenses.......................            8,000
     Legal fees and expenses............................           10,000
     Miscellaneous.....................................             4,417
                                                                   ------
            Total.......................................          $25,000
                                                                   ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Wintrust pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Certificate of Incorporation provide as follows:

         ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, PARAGRAPH 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         PARAGRAPH 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         PARAGRAPH 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         PARAGRAPH 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         PARAGRAPH 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person, has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation indemnifies or advances expenses to a director or officer under subsection (b) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. (Last amended by P.A. 91-464, L. '99, eff. 1-1-00.)

         Wintrust has purchased $20 million of insurance policies which insure Wintrust's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, Wintrust maintains fiduciary liability coverage up to a $2 million limit and trust errors and omissions coverage up to a limit of $15 million.

ITEM 16.  EXHIBITS

   3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

   3.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Company's Form 10-K for the year ended December 31,
         1998).

   3.3 Amended By-laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarter ended June 30, 1998).

   4.1 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).

  *5.1   Opinion of Vedder, Price, Kaufman & Kammholz re:  legality.

 *23.1   Consent of Ernst & Young LLP

 *23.2   Consent of KPMG LLP.

  23.3 Consent of Vedder, Price, Kaufman & Kammholz (included in opinion filed as Exhibit 5.1).

  24     Power of Attorney (included on signature page of registration statement).
----------------
*   filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 5th day of March, 2001.

                                      WINTRUST FINANCIAL CORPORATION


                                      By:  /s/ EDWARD J. WEHMER
                                           -------------------------------------
                                           Edward J. Wehmer
                                           President and Chief Executive Officer

         We, the undersigned directors of Wintrust Financial Corporation, and each of us, do hereby constitute and appoint each and any of John S. Lillard, Edward J. Wehmer and David A. Dykstra our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any other registration statements related to the offering that is the subject of this registration statement filed pursuant to Rule 462; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 5th day of March, 2001 in the capacities indicated.

                      SIGNATURE                                TITLE
                      ---------                                -----

                /s/ EDWARD J. WEHMER               President and Chief Executive
---------------------------------------------          Officer and Director
                   Edward J. Wehmer
                                                      Executive Vice President
                /s/ DAVID A. DYKSTRA                 and Chief Financial Officer
---------------------------------------------        (and Principal Accounting
                   David A. Dykstra                           Officer)

                 /s/ JOHN S. LILLARD                  Chairman and Director
---------------------------------------------
                    John S. Lillard

                  /s/ JOSEPH ALAIMO                          Director
---------------------------------------------
                    Joseph Alaimo

                   /s/ PETER CRIST                           Director
---------------------------------------------
                     Peter Crist

                      SIGNATURE                                TITLE
                      ---------                                -----

                /s/ BRUCE K. CROWTHER                        Director
---------------------------------------------
                   Bruce K. Crowther

              /s/ MAURICE F. DUNNE, JR.                      Director
---------------------------------------------
                Maurice F. Dunne, Jr.

                /s/ WILLIAM C. GRAFT                         Director
---------------------------------------------
                  William C. Graft

                /s/ KATHLEEN R. HORNE                        Director
---------------------------------------------
                  Kathleen R. Horne

                 /s/ JOHN W. LEOPOLD                         Director
---------------------------------------------
                   John W. Leopold

                /s/ JAMES B. MCCARTHY                        Director
---------------------------------------------
                  James B. McCarthy

            /s/ MARGUERITE SAVARD MCKENNA                    Director
---------------------------------------------
              Marguerite Savard McKenna

                /s/ ALBIN F. MOSCHNER                        Director
---------------------------------------------
                  Albin F. Moschner

               /s/ DOROTHY M. MUELLER                        Director
---------------------------------------------
                 Dorothy M. Mueller

                 /s/ THOMAS J. NEIS                          Director
---------------------------------------------
                   Thomas J. Neis

              /s/ HOLLIS W. RADEMACHER                       Director
---------------------------------------------
                Hollis W. Rademacher

              /s/ J. CHRISTOPHER REYES                       Director
---------------------------------------------
                J. Christopher Reyes

                   /s/ PETER RUSIN                           Director
---------------------------------------------
                     Peter Rusin

                 /s/ JOHN N. SCHAPER                         Director
---------------------------------------------
                   John N. Schaper

                      SIGNATURE                                TITLE
                      ---------                                -----

                /s/ JOHN J. SCHORNACK                        Director
---------------------------------------------
                  John J. Schornack

               /s/ INGRID S. STAFFORD                        Director
---------------------------------------------
                 Ingrid S. Stafford

                  /s/ JANE R. STEIN                          Director
---------------------------------------------
                    Jane R. Stein

             /s/ KATHARINE V. SYLVESTER                      Director
---------------------------------------------
               Katharine V. Sylvester

                  /s/ LARRY WRIGHT                           Director
---------------------------------------------
                    Larry Wright

                                  EXHIBIT LIST


   3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

   3.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Company's Form 10-K for the year ended December 31,
         1998).

   3.3 Amended By-laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarter ended June 30, 1998).

   4.1 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).

  *5.1   Opinion of Vedder, Price, Kaufman & Kammholz re:  legality.

 *23.1   Consent of Ernst & Young LLP.

 *23.2   Consent of KPMG LLP.

  23.3 Consent of Vedder, Price, Kaufman & Kammholz (included in opinion filed as Exhibit 5.1).

  24     Power of Attorney (included on signature page of registration statement).
----------------
*   filed herewith.